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                                  EXHIBIT 4.3
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                                AMENDMENT NO. 2

                                      TO

                                RADIO ONE, INC.
               1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN



     The 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") is hereby amended as follows:

     1. Article II (Definitions) is hereby amended by inserting the following definition immediately before the definition of "Common Stock": "`Class D
                                                 ------------      -------
Common Stock' means Class D Common Stock, $0.001 par value per share, of the
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Company."

     2. Article II (Definitions) is hereby amended by restating the definition of "Common Stock" as follows: "`Common Stock' means Class A Common Stock and
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Class D Common Stock."

     3. Article II (Definitions) is hereby amended by restating the definition of "Fair Market Value" as follows:
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      "Fair Market Value" per share on any given date means the average for the
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      ten (10) preceding trading days of the closing prices of the sales of the relevant class of Common Stock (i.e., Class A Common Stock or Class D Common Stock) on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day for the relevant class of Common Stock, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 p.m., New York time for the relevant class of Common Stock, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization for the relevant class of Common Stock. If at any time any class of Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the exercise of their business judgment consider reasonably relevant.
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     4.  The first sentence of Article IV (Limitation on Aggregate Shares) is amended to read as follows:

           The number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, 1,408,099 shares of Class A Common Stock and 2,816,198 shares of Class D Common Stock, subject to adjustment in accordance with Section 6.4.


      5. Article V (Awards) is amended by restating Section 5.1(c) as follows:

           (c) Exercise Price.  The exercise price per share of Common Stock
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      under each Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4). Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the relevant class of Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.


     6.  Article V (Awards) is amended by restating Section 5.1(d) as follows:

           (d) Option or Grant Term.  The Committee shall determine the term of
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      each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, pursuant to Section 5.1(b)).


     7.  Article V (Awards) is amended by restating Section 5.1(e) as follows:

           (e) Maximum Annual Grant to Participant.  In any one calendar year,
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      the Committee shall not grant to any one Participant Options to purchase, or Grants of, a number of shares of Class A Common Stock in excess of 704,050 or a number of shares of Class D Common Stock in excess of 1,408,099.

                                      -2-
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     8.  Article V (Awards) is amended by restating Section 5.3 as follows:

           5.3  Payment Options.  Options may be exercised, in whole or in part,
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      upon payment of the exercise price of the Option Shares to be acquired.
      Payment shall be made: (i) in cash (including check, bank draft or money order); (ii) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise;
      (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of the relevant class of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised; (v) by any combination of the foregoing; or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

                (a) Exchange of Previously Acquired Stock. In the event a
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      Participant elects to pay the exercise price payable with respect to an
      Option pursuant to clause (ii) above, (A) only a whole number of share(s) of the relevant class of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of the relevant class of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the relevant class of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of the relevant class of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant's broker to transfer, by book entry, such shares of the relevant class of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of shares of the relevant class of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of the relevant class of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

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                (b) Payment by Withholding Shares. In the event a Participant
                    -----------------------------
      elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of the relevant class of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable under such Options.


     9.  Article V (Awards) is amended by restating Section 5.4 as follows:

           5.4  Grant of Reload Options.  The Committee may provide (either at
                -----------------------
      the time of grant or exercise of an Option), in its discretion, for the grant to a Participant who exercises all or any portion of an Option

      ("Exercised Options") and who pays all or part of such exercise price with
      -------------------
      shares of Common Stock, of an additional option (a "Reload Option") for a
                                                          -------------
      number of shares of Common Stock, of the same class as those shares used to pay all or part of the exercise price, equal to the sum (the "Reload
                                                                       ------
      Number") of the number of shares of Common Stock tendered or withheld in
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      payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that: (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

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      10.  Article V (Awards) is amended by restating Section 5.5(a) as follows:

     5.5   Withholding Tax Requirements.
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                (a) Participant Election.  Unless otherwise determined by the
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      Committee, a Participant may elect to deliver shares of the relevant class of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of the relevant class of Common Stock pursuant to this Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of the relevant class of Common Stock in payment of the exercise price of Options.

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